UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12
INVESCO CALIFORNIA MUNICIPAL INCOME TRUST
INVESCO CALIFORNIA QUALITY MUNICIPAL SECURITIES
INVESCO MUNICIPAL PREMIUM INCOME TRUST
INVESCO NEW YORK QUALITY MUNICIPAL SECURITIES
INVESCO QUALITY MUNICIPAL INCOME TRUST
INVESCO QUALITY MUNICIPAL INVESTMENT TRUST
INVESCO QUALITY MUNICIPAL SECURITIES
INVESCO VALUE MUNICIPAL BOND TRUST
INVESCO VALUE MUNICIPAL INCOME TRUST
INVESCO VALUE MUNICIPAL TRUST
INVESCO VAN KAMPEN ADVANTAGE MUNICIPAL INCOME TRUST II
INVESCO VAN KAMPEN BOND FUND
INVESCO VAN KAMPEN CALIFORNIA VALUE MUNICIPAL INCOME TRUST
INVESCO VAN KAMPEN DYNAMIC CREDIT OPPORTUNITIES FUND
INVESCO VAN KAMPEN MASSACHUSETTS VALUE MUNICIPAL INCOME TRUST
INVESCO VAN KAMPEN MUNICIPAL OPPORTUNITY TRUST
INVESCO VAN KAMPEN MUNICIPAL TRUST
INVESCO VAN KAMPEN OHIO QUALITY MUNICIPAL TRUST
INVESCO VAN KAMPEN PENNSYLVANIA VALUE MUNICIPAL INCOME TRUST
INVESCO VAN KAMPEN SELECT SECTOR MUNICIPAL TRUST
INVESCO VAN KAMPEN SENIOR INCOME TRUST
INVESCO VAN KAMPEN TRUST FOR INVESTMENT GRADE MUNICIPALS
INVESCO VAN KAMPEN TRUST FOR INVESTMENT GRADE NEW JERSEY MUNICIPALS
INVESCO VAN KAMPEN TRUST FOR INVESTMENT GRADE NEW YORK MUNICIPALS
INVESCO VAN KAMPEN TRUST FOR VALUE MUNICIPALS
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Dear [preferred shareholder contact name]:
Attached are the proxy statements and proxy cards for voting the VMTP shares for the Invesco Funds’ annual shareholder meetings. The funds included are [list of funds]. [Note that the proxy statement for [fund name] is a multi-fund proxy that includes funds for which you may not be a shareholder.] Please note that the shareholder meetings are scheduled for July 17, 2012.
When voting, in addition to a signature, the signer should also include their:
•	Printed name

•	Title

•	Company Name
Executed cards should be returned directly to Michael Krause at Computershare (with a courtesy copy to me please). The completed cards can be:
•	Scanned to pdf and sent to Michael via email (michael.krause@computershare.com). This is the preferred method.

•	Faxed to 631-231-7999. Please include a cover page to Michael’s attention.

•	Mailed to Computershare, Attn: Michael Krause, 280 Oser Ave., Hauppauge, NY 11788.
You may have shares that have been reported to Broadridge; therefore you can vote either with these cards or with the Broadridge cards that you should get in the mail. Please do not vote both.
Thank you for your cooperation! Please let me know if you have any questions.